EXHIBIT 10.11

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

CONVERTIBLE PROMISSORY NOTE

$800,000	September 8, 2006

FOR VALUE RECEIVED, Capital Growth Systems, Inc., a Florida corporation (the “Borrower”), hereby promises to pay to the order of Michael Balkin (the “Lender”), the principal sum of Eight Hundred Thousand ($800,000), together with interest thereon from the date of this Convertible Promissory Note (the “Note”). Simple interest shall accrue on the principal balance of this Note at eighteen percent (18%) per annum. The principal and accrued interest shall be due and payable by the Borrower on the Maturity Date.

This Note is one of the Notes issued pursuant to the Purchase Agreement dated as of August 23, 2006, pursuant to which this form of Note is attached as an exhibit (“Purchase Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment may be made in whole or part without penalty, and the Company shall fund prepayments as provided for in the Purchase Agreement. In connection with the delivery, acceptance, performance or enforcement of this Note, the Borrower hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and asserts to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrower agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

2. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

3. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Borrower may not assign its obligations under this Note without the written consent of the Servicer or Majority Note Holders and the Lender may not, without the written consent of the Borrower (which shall not be unreasonably withheld), assign all or any portion of this Note to any person or entity. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Borrower and reissuance of a new note to the transferee, who agrees in writing in form satisfactory to Lender to be bound by the terms of the Purchase Agreement. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Borrower and any other Lenders.

4. Officers and Directors not Liable. In no event shall any officer or director of the Borrower or Servicer be liable for any amounts due and payable pursuant to this Note.

5. Expenses. The Borrower and hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Borrower agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

6. Governing Law. This Note shall be governed by and construed under the laws of the State of Illinois as applied to other instruments made by Illinois residents to be performed entirely within the State of Illinois. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in Cook County, Illinois.

7. Approval. The Borrower hereby represents that it has approved the Borrower’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Borrower after reasonable inquiry concerning the Borrower’s financing objectives and financial situation. In addition, the Borrower hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

IN WITNESS WHEREOF, the Borrower has executed this Note on the day and year first above written.

Capital Growth Systems, Inc..

By:	/s/ Thomas G. Hudson
Its:	Thomas G. Hudson Chief Executive Officer

Schedule to Exhibit 10.11

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to Rule 12b-31 promulgated under the Exchange Act.

Mellon Enterprises, Limited Partnership	$2,250,000	September 8, 2006
Mellon Enterprises, Limited Partnership	$495,000	September 8, 2006
David J. Lies	$800,000	September 8, 2006
Albert Pick III	$107,096	September 8, 2006
Norman Siegel	$200,000	September 8, 2006
Dr. Fred Edminson	$101,764	September 8, 2006
Nicholas D’Andrea	$25,441	September 8, 2006
Jeffrey A. Thompson	$25,374	September 8, 2006
Michael Reardon	$25,307	September 8, 2006
Rosalie D’Andrea	$20,338	September 8, 2006
Dr. Joseph Marconi	$15,282	September 8, 2006
Richard Rizzo	$51,900	September 8, 2006
Scott Mitchell	$101,151	September 8, 2006
John Lindon	$101,151	September 8, 2006
Robert Donofrio	$30,184	September 8, 2006
Richard A. Levy	$100,000	September 8, 2006
Hyatt Johnson Capital LLC	$56,250	September 8, 2006
Jason Hyatt	$28,125	September 8, 2006
Jason Hyatt	$11,250	September 8, 2006
Cabrien, Inc.	$56,250	September 8, 2006
Philip C. Cohen	$28,125	September 8, 2006
Michael Demnicki	$56,250	September 8, 2006
John Murrens	$22,500	September 8, 2006
Thomas R. Murrens	$22,500	September 8, 2006
Raymond Cahnman	$56,250	September 8, 2006
Michael Joss	$16,875	September 8, 2006
Garry Lakin	$28,125	September 8, 2006
Donald O. Johnson	$28,125	September 8, 2006
LaSalle 20/20 Lender, LLC	$325,013	September 8, 2006
Sam Sallerson	$56,250	September 8, 2006
Jonathon Piser	$11,250	September 8, 2006
Aldia Trust	$28,125	September 8, 2006
Thomas G. Hudson	$100,153	September 8, 2006
Patrick Shutt	$50,964	September 8, 2006
Scott Mitchell	$250,000	September 21, 2006
Norman Siegel	$100,000	October 3, 2006
Gerald F. Rozek	$400,000	October 5, 2006
Warren Iola	$150,000	October 11, 2006
Lou Orenstein	$50,000	October 17, 2006